UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024 (June 10, 2024)

OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

110 16th Street, Suite 1400-1024 Denver, Colorado 80202 (Address of principal executive offices, zip code)

(213) 683-8863 ext. 5 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required, the information pertaining to the issuance of shares of Common Stock, shares of Series F Preferred Stock, and Common Warrants contained in Item 8.01 below, and Items 1.01 and 3.02 of our Current Report on Form 8-K filed with the SEC on April 3,2023 ("the "April 2023 Form 8-K") are hereby incorporated by reference.

Item 8.01 Other Information

As reported on the Company’s Quarterly Report on Form 10-Q (the "Quarterly Report"), filed on May 8, 2024, Oblong, Inc. (the "Company") had 20,286,675 shares of Common Stock outstanding and 1,008 shares of Series F Convertible Preferred Stock ("Series F Preferred Stock") outstanding. As of June 10, 2024, the Company had 27,960,241 shares of Common Stock outstanding and 545 shares of Series F Preferred Stock outstanding. Since the filing of our Quarterly Report and through June 10, 2024, the Company issued 7,673,566 shares of Common Stock pursuant to conversions of 2,111 shares of its Series F Preferred Stock.

Since the filing of the Quarterly Report and through June 10, 2024, the Company has received approximately $1.5 million in net proceeds (net of $0.1 million in fees) from the exercise of 1,648 Series F Preferred Stock Warrants ("Preferred Warrants"), at the exercise price of $975 per share, into 1,648 shares of its Series F Preferred Stock. The Company believes that these net proceeds, together with our existing cash and cash equivalents, will be sufficient to fund our operations and meet our working capital requirements through the end of 2025.

Under the terms of the Preferred Warrant, filed as Exhibit 4.2 to our April 2023 Form 8-K, for each Preferred Warrant exercised, the holder also receives a Common Warrant to purchase a number of shares of the Company's Common Stock equal to 100% of the number of shares of Common Stock the holder would receive if the shares of Series F Preferred Stock issuable upon exercise of such Preferred Warrant were converted at the applicable conversion price (as defined in the Certificate of Designations for the Series F Preferred Stock). Since the filing of the Quarterly Report and through June 10, 2024, the Company has issued Common Warrants to purchase 963,743 shares of the Company's Common Stock.

Forward looking and cautionary statements

This Current Report on Form 8-K contains forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this report include statements relating to our ability to fund our operations and meet our working capital requirements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2023 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause the Company’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OBLONG, INC.

Date: June 12, 2024                    By:    /s/ Peter Holst
Name: Peter Holst
Title: President & CEO